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                          SHAREHOLDER TENDER AGREEMENT

                                 by and between

                         D-GT ACQUISITION, INCORPORATED

                             and ___________________

                          Dated as of October 20, 1995

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                      SHAREHOLDER TENDER AGREEMENT

                 SHAREHOLDER TENDER AGREEMENT, dated as of October 20, 1995 (this "Agreement"), by and between D-GT ACQUISITION, INCORPORATED, a New York corporation ("Purchaser"), and ______________________ ("Shareholder").

                 WHEREAS, the Shareholder is the owner of ________ shares (the "Shares") of Common Stock, $.05 par value per share (the "Common Stock"), of Griffin Technology Incorporated, a New York corporation (the "Company"); and

                 WHEREAS, Diebold, Incorporated, an Ohio corporation ("Parent"), the Purchaser and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Purchaser will make a cash tender offer (the "Offer") for all of the outstanding shares of Common Stock and will merge with the Company (the "Merger"); and

                 WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Purchaser has requested that the Shareholder agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Shareholder has agreed, to enter into this Agreement.

                 NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                 1. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Purchaser as follows:

                          (a)     The Shareholder is the sole lawful, record and
beneficial owner of, and has good, valid and marketable title to, all the Shares, and there exist no liens, claims, security interests, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting the Shares.

                          (b)     Upon transfer to the Purchaser by the
Shareholder of the Shares upon consummation of the Offer or the Merger (whichever is earlier), Purchaser will have good, valid and marketable title to the Shares, free and clear of all Liens.


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                          (c)     The Shares constitute all of the securities
(as defined in Section 3(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which definition will apply for all purposes of this Agreement) of the Company beneficially owned (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement), directly or indirectly, by the Shareholder (excluding any securities beneficially owned by any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition will apply for all purposes of this Agreement) as to which it does not have voting or investment power).

                          (d)     Except for the Shares, the Shareholder does
not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Shareholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable) that allows or obligates it to vote or acquire any securities of the Company.

                          (e)     The execution and delivery of this Agreement
by the Shareholder does not, and the performance by the Shareholder of its obligations hereunder will not, constitute a violation of, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the creation of any Lien on any Shares under, (i) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Shareholder is a party or by which the Shareholder is bound or (ii) any judgment, writ, decree, order or ruling applicable to the Shareholder.

                          (f)     Neither the execution and delivery of this
Agreement nor the performance by the Shareholder of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to the Shareholder or require any consent, authorization or approval of, filing with or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.

                 2. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Shareholder as follows:

                          (a)     Purchaser is duly organized and validly
existing and in good standing under the laws of the State of New York, has the requisite corporate power and authority to execute


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and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                          (b)     The execution and delivery of this Agreement
by Purchaser does not, and the performance by Purchaser of its obligations hereunder will not, constitute a violation of, conflict with, or result in a default (or an event which, with notice or lapse of time or both, would result in a default) under, its certificate of incorporation or bylaws or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Purchaser is a party or by which Purchaser is bound or any judgment, writ, decree, order or ruling applicable to Purchaser.

                          (c)     Neither the execution and delivery of this
Agreement nor the performance by Purchaser of its obligations hereunder will violate any order, writ, injunction, judgment, law, decree, statute, rule or regulation applicable to Purchaser or require any consent, authorization or approval of, filing with, or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                 3. Tender of Shares. The Shareholder will tender and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer all of the Shares. Upon the purchase of all the Shares pursuant to the Offer in accordance with this Section 3, this Agreement will terminate. In the event, notwithstanding the provisions of the first sentence of this Section 3, any Shares are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Shares will remain subject to the terms of this Agreement. The Shareholder acknowledges that Purchaser's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer.

                 4. Transfer of the Shares. During the term of this Agreement, except as otherwise provided herein, the Shareholder will not (a) offer to sell, sell, pledge or otherwise dispose of or transfer any interest in or encumber with any Lien any of the Shares, (b) acquire any shares of Common Stock or other


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securities of the Company (otherwise than in connection with a transaction of the type described in Section 7 and any such additional shares or securities will be deemed Shares and included in the Shares subject to this Agreement), (c) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, or (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment or other disposition of or transfer of any interest in or the voting of any shares of Common Stock or any other securities of the Company.

                 5. Voting of Shares. The Shareholder, by this
Agreement, does hereby constitute and appoint Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his, her or its name, place and stead, to vote each of such Shares at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company which the laws of the State of New York may require or permit) (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof and hereof; (b) against any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement; and (c) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a material amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any other action which, in the case of each of the matters referred to in clauses (iii)(A), (B), (C) and (D), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and the Shareholder declares that it is irrevocable. The Shareholder hereby revokes all and any other proxies with respect to the Shares that it may have heretofore made or granted.


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                 6.  Enforcement of the Agreement. The Shareholders
acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, including without limitation under Section 12 hereof.

                 7. Adjustments. The number and type of securities subject to this Agreement will be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Shareholder's ownership of the Company's capital stock or other securities.

                 8. Compliance with Merger Agreement. Shareholder shall comply with the requirements of Section 6.13 of the Merger Agreement.

                 9. Termination. Except for Section 13 hereof which will only terminate as and when provided therein, this Agreement will terminate on the date the Merger Agreement is terminated in accordance with its terms.

                 10. Expenses. All fees and expenses incurred by either of the parties hereto will be borne by the party incurring such fees and expenses.

                 11. Brokerage. Purchaser and the Shareholder represent and warrant to the other that the negotiations relevant to this Agreement have been carried on by Purchaser, on the one hand, and the Shareholder, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby. Purchaser, on the one hand, and the Shareholder, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by it or any of them, as the case may be.

                 12. Fee. If (a) Purchaser or the Company terminates the
Merger Agreement pursuant to Article IX thereof and (b) on or after the date hereof and not later than two years from the date of such termination, (i) the Board of Directors of the Company approves or recommends any proposal or offer (an "Acquisition Proposal") concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company other than from Purchaser, or (ii) the Company enters into an agreement with respect to a merger, acquisition, consolidation,


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recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or a substantial portion of the assets or equity securities of, the Company, or (iii) Shareholder disposes of any or all of its Shares to any person not an affiliate or an associate of Purchaser or to the Company or any affiliate thereof (or realizes cash proceeds in respect of such Shares as a result of a distribution to the Shareholder by the Company following the sale of a material amount of the Company's assets) in connection with a transaction proposed, described or set forth in such Acquisition Proposal or agreement or pursuant to such acquisition or (iv) the Company undergoes a recapitalization, dissolution, liquidation or similar transaction proposed, described or set forth in such Acquisition Proposal or agreement or the Company issues an extraordinary dividend or other distribution in accordance with such Acquisition Proposal or agreement (each, a "Subsequent Transaction") at a per share price or with equivalent per share proceeds, as the case may be (the "Subsequent Price"), with a value in excess of $7.75 (the "Offer Price"), then the Shareholder will promptly pay to Purchaser an amount equal to the product of (x) the excess of the Subsequent Price over the Offer Price and (y) the number of Shares disposed of or otherwise participating in the Subsequent Transaction. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Shareholder's ownership of the Company's capital stock or other securities, the Offer Price will be appropriately adjusted for the purpose of this Section 12.

                 13.      Miscellaneous.

                          (a)     All representations and warranties contained
herein will survive the termination hereof.

                          (b)     Any provision of this Agreement may be waived
at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in a writing which makes express reference to this Section 13(b) and is signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                          (c)     This Agreement contains the entire agreement
among Purchaser and the Shareholder with respect to the subject matter hereof, and supersedes all prior agreements among Purchaser and the Shareholder with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or


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otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

                          (d)     This Agreement will be governed by and
construed in accordance with the laws of the State of New York applicable to contracts made and performed in that state.

                          (e)     The descriptive headings contained herein are
for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

                          (f)     All notices and other communications hereunder
will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 If to the Shareholder to:

                          --------------------------------
                          --------------------------------
                          --------------------------------

                 If to the Purchaser to:

                 If By Mail

                          Diebold, Incorporated
                          818 Mulberry Rd. S.E.
                          P.O. Box 8230
                          Canton, Ohio  44711-8230
                          Attention:  Gerald F. Morris
                          Executive Vice President and
                          Chief Financial Officer

                 If By Personal Delivery:

                          Diebold, Incorporated
                          5995 Mayfair Road
                          North Canton, Ohio  44720
                          Attention:  Gerald F. Morris
                          Executive Vice President and
                          Chief Financial Officer


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                 with copies to:

                 If By Mail

                          Diebold, Incorporated
                          818 Mulberry Rd. S.E.
                          P.O. Box 8230
                          Canton, Ohio  44711-8230
                          Attention:  Warren W. Dettinger
                                      Vice President and General Counsel

                          and

                          Jones, Day, Reavis & Pogue
                          North Point
                          901 Lakeside Avenue
                          Cleveland, Ohio  44114
                          Attention:  Lyle G. Ganske

                 If by Personal Delivery:

                          Diebold, Incorporated
                          5995 Mayfair Road
                          North Canton, Ohio  44720
                          Attention:  Warren W. Dettinger
                          Vice President and General Counsel

                          and

                          Jones, Day, Reavis & Pogue
                          North Point
                          901 Lakeside Avenue
                          Cleveland, Ohio  44114
                          Attention:  Lyle G. Ganske

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

                          (g)     This Agreement may be executed in any number
of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

                          (h)     This Agreement is binding upon and is solely
for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser will have the right to assign to Purchaser or any other direct or indirect wholly owned subsidiary of Parent any and all rights and obligations of Purchaser under this Agreement, including the right to purchase Shares tendered by the Shareholder pursuant to the terms hereof and the Offer, provided


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that any such assignment will not relieve Purchaser from any of its obligations hereunder.

                          (i)     If any term or other provision of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

                          (j)     The Shareholder hereby irrevocably and
unconditionally (i) consents to submit to the jurisdiction of the courts of the State of New York and of the federal courts located in the City of New York for any disputes arising out of or relating to this Agreement, (ii) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any such court, and (iii) waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                          (k)     All rights, powers and remedies provided under
this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.


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                 IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the date first above written.

                                          D-GT ACQUISITION, INCORPORATED

                                          By:
                                             -----------------------------
                                             Name:
                                             Title:

                                          SHAREHOLDER



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